EXHIBIT 10.1

                        SEPARATION AGREEMENT AND RELEASE

     THIS SEPARATION AGREEMENT AND RELEASE (this "AGREEMENT") is made and entered into effective this 8th day of August, 2005 by and between Gary Campanaro ("EXECUTIVE"), on the one side, and The Keith Companies, Inc., a California corporation ("TKC" or the "COMPANY"), on the other side.

                                    RECITALS:

A. Executive has been employed by the Company as Chief Financial Officer and Secretary.

B. Executive and the Company are party to that certain Change in Control Agreement, dated as of March 22, 2001 (the "CHANGE IN CONTROL AGREEMENT").

C. The Company has entered into that certain Agreement and Plan of Merger, dated as of April 14, 2005 (the "MERGER AGREEMENT"), among the Company, Stantec, Inc. and Stantec Consulting California Inc. ("STANTEC Consulting") pursuant to which the Company will merge (the "MERGER") with and into Stantec Consulting.

D. Pursuant to the Change in Control Agreement, in the event of a change of control of the Company (as defined in the Change in Control Agreement) and the occurrence of certain other events, Campanaro will be entitled to receive certain payments from the Company.

E. Subject to the terms of this Agreement, the parties agree that Executive's employment with the Company will terminate by the end of business (Irvine time), on the date on which the Merger is consummated and the Company files a certificate of merger with the Secretary of State for the State of California in accordance with Section 1.02 of the Merger Agreement (the "EFFECTIVE TIME").

F. Without making any admission of liability whatsoever, it is the desire of Executive and the Company to settle fully and finally all differences or potential differences between them that arise out of or relate to any amounts payable by the Company in connection with the Merger under the Change in Control Agreement (the "Disputes").

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, intending to be legally bound by the terms of this Agreement, Executive and the Company agree as follows:

1. TERMINATION OF EMPLOYMENT. Subject to the consummation of the Merger, as of the Effective Time, Executive's employment by and with the Company will terminate (such event, the "TERMINATION"). During the period after signing this Agreement and prior to the Effective Time, Executive's employment and his base salary, bonus (as provided for below) and all of his employee benefits in effect immediately prior to signing this Agreement will continue, subject to Executive's continued good faith discharge of his employment duties and compliance

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     with the Company's employment policies and procedures in the same manner as other company executives.

2. CONSIDERATION. Conditioned upon and subject to the consummation of the Merger, Executive shall receive, in full settlement of any compensation and benefits to which Executive would otherwise be entitled under (i) the Change in Control Agreement or under any other compensation or benefits plan, program, policy or arrangement maintained by the Company in which Executive has at any time been a participant, and (ii) for accrued vacation and other paid time off, the following compensation and benefits:

     2.1 Executive shall be entitled to payment ("SEPARATION PAYMENT") in the following amounts:

          2.1.1 Any accrued and unpaid base salary and prorated auto allowance attributable to his services rendered through the Effective Time; plus,

          2.1.2 Any accrued and unpaid vacation through the Effective Time; plus

          2.1.3 $1,750,000, as consideration in connection with his separation from the Company; plus

          2.1.4 $150,000 as a bonus for the 2005 fiscal year; plus

          2.1.5 $25,000 as reimbursement of Executive's legal fees in connection with the negotiation of this Agreement; plus

          2.1.6 The Gross-Up Payment called for in Section 2.3.

     2.2 The amounts determined under Section 2.1.1 through 2.1.6 hereof shall be reduced by applicable income and employment tax withholding and benefit plan deductions, including any excise tax pursuant to IRC section 4999 in accordance with the provisions of Section 2.3 hereof. The amount provided for in Section 2.1.5 shall be paid directly by the Company to the Law Offices of Jeffrey L. Davidson upon execution hereof. The amounts provided for in Sections 2.1.1 through 2.1.4, net of applicable deductions and withholding, shall be paid to Executive by wire transfer (Executive will give Company wire transfer instructions at least two business days before payment is due) within 10 days following the Effective Time. Such payment at that time shall be contingent only upon Executive's non-revocation of the release provided for in Section 7 and the execution by Executive, delivery and non-revocation of the Supplemental Release by Executive described in
          Section 8 covering the period of employment between the date Executive signs this Agreement through the Effective Time. The amount provided for in Section 2.1.6 shall be paid as provided for in Section 2.3.

     2.3  Company and Executive agree that the payments set forth in Section
          2.1.1 through 2.1.6, inclusive, whether paid, or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 2.3, and the acceleration of the vesting of certain of Executives stock options on Company stock and restricted Company stock pursuant to Section 2.5, hereinbelow (a "PAYMENT"), will be subject to the excise tax imposed by Section 4999 of the Code. Company



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          agrees to indemnify Executive for such excise tax and any interest and any penalties incurred by Executive with respect to such excise tax (collectively "EXCISE TAX") and pay to Executive an additional payment ("GROSS-UP PAYMENT") in an amount such that after payment by Executive of all taxes (including interest or penalties imposed with respect to such taxes), including without limitation, any state and Federal income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 2.3, if Executive is entitled to a Gross-Up Payment, but the Payments do not exceed 110% of the greatest amount ("REDUCED AMOUNT") that could be paid to Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount. In connection with any Gross-Up Payment, the Company will report the appropriate amount of such Gross-Up Payment on Executive's form W-2 and withhold in accordance with Sections 2.2 and this Section 2.3. Provided Company delivers Executive a supporting schedule of how to account for these matters on or before March 15, 2006, Executive agrees that he will not take any positions with respect to any payments under this Agreement on his tax returns that are inconsistent with the Company's reporting of these matters. Any Gross-Up payments will be remitted directly to the Internal Revenue Service and the California Franchise Tax Board on behalf of Executive as well as any additional assessments which constitute Gross-Up Payments. Executive agrees that the Company shall have the option to contest or dispute any claim made by the Internal Revenue Service with respect to the assertion of a deficiency in income tax, excise tax, or interest or penalties on any such tax related to any part or all of the Payment.

     2.4 In connection with the Company's right to contest or dispute such deficiency claims, Executive agrees that he will (i) give the Company any information reasonably requested by it relating to such claim,
          (ii) take such action in connection with such claim as the Company shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order support of Company's efforts to contest such claim, (iv) provide counsel chosen by the Company with any necessary power of attorney that the Company may reasonably request authorizing such counsel to represent Executive before the Internal Revenue Service with respect to the dispute, including without limitation, the execution of Internal Revenue Service Form 2848 or any State of California equivalent, and (v) permit the Company to participate in any proceedings in relating to such claim. In connection with any such claim or determination that the Company elects to dispute or contest, the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with Company's efforts to contest and shall indemnify and hold Executive harmless, on an after-tax basis (i.e. grossed-up in the same way as the Payment), for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 2.3, Executive agrees that the Company shall control all proceedings taken in connection with such contest the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder) and Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or any other taxing authority and, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any


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          permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, including a court of initial jurisdiction and in one or more appellate courts as the Company shall determine, provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless on an after-tax basis (i.e. grossed-up in the same way as the Payment), from any Excise Tax, or income tax (including interest or penalties with respect thereto) imposed with respect to such advance, and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. In the event that the Company exhausts its remedies pursuant to this Section and Executive thereafter is required to make a payment of any Excise Tax, the Company shall promptly pay such taxes, penalties and interest (i.e. grossed-up in the same way as the Payment). If after receipt by Executive of an amount advanced by the Company pursuant to this Section 2.3, Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 2.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after receipt by Executive of an amount advance by the Company pursuant to this section, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     2.5 Company acknowledges and agrees that all unvested stock options and all shares of unvested restricted stock of the Company held by Executive that were granted or awarded pursuant to the terms of the Company's Amended and Restated 1994 Stock Incentive Plan, and are outstanding immediately prior to the Effective Time, shall become 100% vested at the Effective Time. Under the Merger Agreement, the Company will offer to all of its employees holding unvested stock options the opportunity to receive a cash payment in the amount of the difference between the Cash Payment (as that term is defined in the Merger Agreement) and the exercise price of the stock option. The Company acknowledges that Executive may accept such an offer and if he elects to do so, the options with respect to which he accepts the offer will not be unvested and outstanding immediately prior to the Effective Time and will not vest pursuant to this Section 2.5. Further, the Company will extend to Executive any offer made to employees generally to allow such employees to exercise vested options on a cash free basis, including any options that vest immediately prior to the Effective Time pursuant to this Section 2.5. No election by the Executive under this Section 2.5 will modify the Company's obligations under Section 2.3 hereof.

     2.6 Executive shall be entitled to receive the following benefits to the extent available under the group insurance plans or other arrangements maintained by the Company, subject to the following:

          2.6.1 Executive may elect to continue health benefit coverage under the Company's group health plan (medical and dental coverage) for Executive, Executive's spouse and eligible dependents to the extent available under the terms of the plan pursuant to the


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               healthcare coverage continuation provisions of the Consolidated
               Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), at the same coverage level provided immediately prior to the Effective Time. Executive will pay the cost of any such COBRA coverage that he or his family decides to elect.

          2.6.2 Executive shall be entitled to benefits accrued through the Effective Time under the Company's 401(k) plan according to the terms of such plan and Executive's rights and the Company's obligations thereunder shall not be affected by this Agreement.

     2.7 Executive shall be entitled to receive liability insurance coverage and indemnification benefits as follows:

          2.7.1 To the extent that the Company at the Effective Time maintains any errors and omissions or other liability insurance covering officers and directors ("Insurance"), Executive shall be covered under such policy or policies, including tail coverage if acquired, in accordance with the terms thereof. However, nothing herein shall in any way obligate or require the Company to continue to maintain any Insurance except as may be required of Stantec Consulting under the Merger Agreement.

          2.7.2 The Company and Executive have entered into an Indemnification Agreement in the form filed with the Securities and Exchange Commission providing for indemnification for certain losses incurred by Executive in connection with the Executive's service to the Company or any of its affiliates as an officer or director. The terms of such indemnification agreement shall survive and continue with respect to third-party claims arising in connection with Executive's service as an officer or director of the Company and its affiliates prior to the Effective Time.

     2.8 Executive acknowledges and agrees that except as otherwise specifically provided by this Agreement, the payment and benefits as expressly provided for herein, are in complete satisfaction of any and all obligations the Company may otherwise have to provide any contractual post-termination severance or any other benefit or perquisites following the Effective Time in accordance with the Change in Control Agreement or any other agreement, plan or policy of the Company and the Change in Control Agreement shall terminate as of the Effective Time.

3.   NON-ADMISSION OF DISCRIMINATION OR WRONGDOING.

     3.1 This Agreement shall not in any way be construed as an admission that the Company or any individual has any liability to or acted wrongfully in any way with respect to Executive or any other person. The Company specifically denies that it has any liability to or that it has done any wrongful or discriminatory acts against Executive or any other person on the part of itself, or its officers, employees or agents.

     3.2 Executive understands and agrees that Executive has not suffered any discrimination in terms, conditions or privileges of employment based on age, race, gender, religious creed, color, national origin, ancestry, physical disability, mental disability, medication condition, marital status, sexual orientation or sexual or racial harassment. Executive


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          understands and agrees that Executive has no claim for employment discrimination under any legal or factual theory.

     3.3 This Agreement shall not in any way be construed as an admission that Executive has any liability to, or has acted wrongfully in any way with respect to, the Company, STANTEC CONSULTING, or any of their respective officers, directors, shareholders, employees, agents and representatives (the "COMPANY REPRESENTATIVES") or any other person. Executive specifically denies that Executive has any liability to, or that Executive has committed any wrongful or discriminatory acts against, the Company or any other person as to itself, or its officers, employees or agents.

4. SEPARATION OF EMPLOYMENT. Executive acknowledges that Executive's employment with the Company shall terminate as of the Effective Time and that effective as of the Effective Time he has resigned from all officer and director positions held by him at the Company and its affiliates.

5. COMPANY PROPERTY. Executive represents and agrees that to the extent Executive has not turned over to the Company all equipment, files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company of which Executive has possession, custody or control at the time this Agreement is executed he agrees to do so on or before the Effective Time.

6.   NO LAWSUITS.

     6.1 Each party promises never to file, or assist any other party in connection with, a lawsuit, administrative complaint, or charge of any kind with any court, governmental or administrative agency or arbitrator against the other or any Company Representative asserting any claims that are released in this Agreement.

     6.2 Each Party represents and agrees that, prior to signing this Agreement, he or it has not filed or pursued any complaints, charges or lawsuits of any kind with any court, governmental or administrative agency or arbitrator against the other or any Company Representative, asserting any claims that are released in this Agreement.

7.   RELEASES

     7.1 In exchange for the accommodations by the Company provided herein and the mutual obligations set forth herein, and except for the obligations set forth herein, Executive knowingly and voluntarily waives and releases all rights and claims, known and unknown, which Executive may have against the Company, and or any of the Company's related or affiliated entities or successors, or any of their current or former officers, directors, managers, employees shareholders or representatives (collectively, the "COMPANY RELEASED PARTIES") arising out of or relating to Executive's Change in Control Agreement, employment or termination of employment with the Company (the "COMPANY RELEASE"), including any and all charges, complaints, claims, liabilities, obligations, promises, agreements, contracts, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any kind, at law, equity or otherwise, whether known or unknown, suspected or unsuspected (collectively, "LIABILITIES"), which Executive has or may have against the Company Released


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          Parties. This Company Release extends to and includes, but is not limited to, claims for employment discrimination, wrongful termination, constructive termination, violation of public policy, breach of any express or implied contract, breach of any implied covenant, fraud, intentional or negligent misrepresentation, emotional distress, or any other claims relating to the Change in Control Agreement, Executive's employment or termination of employment with the Company. This Company Release also includes a release of any claims by Executive under federal, state or local employment laws or regulations, including, but not limited to: (1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000(e), ET. SEQ. (race, color, religion, sex, and national origin discrimination); (2) the Age Discrimination in Employment Act, 29 U.S.C. ss.621, ET. SEQ. (age discrimination); (3) Section 1981 of the Civil Rights Act of 1866, 42 U.S.C. s. 1981 (race discrimination); (4) the Equal Pay Act of 1963, 29 U.S.C. s. 206 (equal pay) ; (5) the California Fair Employment and Housing Act, Cal. Gov't. Code ss. 12900, ET. SEQ. (discrimination, including race, color, national origin, ancestry, disability, medical condition, marital status, sex, sexual or racial harassment and age);
          (6) the California Labor Code ss. 200, ET. SEQ. (salary, commission, compensation, benefits and other matters); (7) the Fair Labor Standards Act, 29 U.S.C. ss. 201, ET. SEQ. (wage and hour matters, including overtime pay); (8) the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), 42 U.S.C. s. 1395(c) (group health plan matters); (9) Executive Order 11141 (age discrimination);
          (10) Section 503 of the Rehabilitation Act of 1973, 29 U.S.C. ss.
          701, ET. SEQ. (disability discrimination); (11) the Executive Retirement Income Security Act of 1974, 29 U.S.C. ss. 1001, ET.
          SEQ. (employee benefits); (12) Title I of the Americans with Disabilities Act (disability discrimination); California Labor Code s.132(a) (discrimination based on filing a workers' compensation claim); and (13) any applicable California Industrial Welfare Commission Order (wage matters). However, this release does not waive
          (i) any of the obligations set forth in this Agreement, (ii) any continuing obligation the Company may have to provide indemnification for third party claims arising out of Executive's service as an employee, officer or director of the Company for periods prior to the Effective Time or eligibility for coverage under the terms of any directors and officers liability insurance policy or policies that the Company, in its discretion, may choose to maintain; provided, nothing herein shall obligate the Company to provide such insurance coverage or (iii) any other rights to indemnification or contribution that Executive may have under applicable law with respect to any third-party claim. This Company Release is provided for the benefit of the Company and the Company Representatives and no other party (including, but not limited to, any insurers with contracts of insurance with the Company) shall have any rights or benefits under the Company Release whatsoever.

     7.2 In exchange for the accommodations by the Executive provided herein and the mutual obligations set forth herein, and except for the obligations set forth herein, the Company, for itself and each of the Company Representatives claiming through it, knowingly and voluntarily waives and releases all rights and claims, known and unknown, which the Company may have against the Executive, and or any of the Executive's related or affiliated entities or successors, (collectively, the "EXECUTIVE RELEASED PARTIES," and collectively with the Company Released Parties, the "RELEASED PARTIES") arising out of or relating to the Change in Control Agreement or the Disputes (the "EXECUTIVE RELEASE," and collectively with the Company Release, the "RELEASES"), including any and all Liabilities which the Company has or may have against the Executive Released Parties with respect thereto. However, this release does not waive (i) any of the obligations set forth in this Agreement, (ii) or (ii) any other rights to indemnification or contribution that the Company or the Company Representatives may have



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          under applicable law with respect to any third-party claim. This
          Company Release is provided for the benefit of the Executive and the Executive Representatives and no other party shall have any rights or benefits under the Executive Release whatsoever.

     7.3  The parties acknowledge that:

          7.3.1 This Agreement constitutes a voluntary waiver of any and all rights and claims each may have against the Released Parties with respect to the matters released by this Agreement as of the date of the execution of this Agreement, including rights or claims arising under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 ET. SEQ.;

          7.3.2 Each party has waived rights or claims pursuant to this Agreement in exchange for consideration;

          7.3.3 Each party acknowledges that he or it has in fact consulted with an attorney of his or its choosing concerning this Agreement prior to executing it;

          7.3.4 Executive has been afforded a period of at least 21 days within which to consider the terms of this Agreement, and in the event Executive should decide to execute this Agreement in fewer than 21 days, Executive has done so after consulting with an attorney or with the express understanding that Executive has been given and declined the opportunity to consider this Agreement for a full 21 days.

          7.3.5 Each party further acknowledges that it has read and understands this Agreement, that its signature below is truly voluntary, and that it has entered into this Agreement knowingly and willfully; and

          7.3.6 Executive may revoke this Section 7.3 at any time during the seven (7) days following the date of execution of this Agreement, and this Section 7.3 shall not become effective or enforceable until such revocation period has expired.

     7.4 Each party hereby warrants, represents and agrees that, as a condition of this Agreement, that party expressly releases all rights and claims covered by the Releases that he or it knows about as well as those they may not know about as of the date of this Agreement, except for the obligations set forth in this Agreement. Each party hereby warrants, represents and agrees that he or it is fully aware of the provisions of California Civil Code Section 1542, which provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     Each party knowingly and voluntarily waives the provisions of California Civil Code Section 1542, and any other statutes or common law principle of similar effect, as to any and all Liabilities covered by the Releases, except for the obligations set forth in this Agreement, and further agrees that this waiver is a material aspect of the consideration for entering into this Agreement.


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8.   NON-RELEASE OF FUTURE CLAIMS. This Agreement does not waive or release any rights or claims that either party may have which arise after the execution hereof or any rights or claims that the Company or Executive may have for a breach of the provisions of this Agreement. For purposes of clarification, the Agreement does waive and release known and unknown rights and claims that arise at or prior to the execution hereof as provided in Section 7.4. Notwithstanding the foregoing, however, Executive covenants and agrees, as an additional condition to be entitled to payment of the consideration in
     Section 2.1 of this Agreement, that he will execute and deliver a Supplemental Release that reconfirms the terms of the Company Release in Sections 7.1, 7.3 and 7.4 hereof covering the period of employment between the date Executive signs this Agreement through the Effective Time.

9. NO REPRESENTATIONS. The parties and each of them represent and agree that no promises, statements or inducements have been made to them that have caused them to sign this Agreement other than those expressly stated in this Agreement.

10. SUCCESSORS. All of the terms and provisions contained in this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and there respective heirs, legal representatives, successors and assigns.

11.  SEVERABILITY, GOVERNING LAW AND ARBITRATION.

     11.1 Should any of the provisions in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

     11.2 This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of California.

     11.3 The Company and the undersigned Executive are WAIVING THE RIGHT TO A JURY TRIAL for all disputes arising under this Agreement. The parties hereby agree that any dispute under this Agreement must be submitted for resolution by mandatory, binding arbitration. Both the Company and the Executive shall be precluded from bringing or raising in court or another forum any dispute that was or could have been submitted to binding arbitration. This arbitration requirement DOES NOT apply to claims for workers' compensation benefits, claims arising under ERISA (29 U.S.C. ss. 1001 ET SEQ.) or provisional remedies under California Code of Civil Procedure Section 1281.8. Binding arbitration under this Agreement shall be conducted in accordance with California Code of Civil Procedure Section 1280 ET. SEQ. The arbitration shall be conducted in Orange County, California before a neutral arbitrator selected by both parties in accordance with California Code of Civil Procedure Section 1281.6. from (1) the American Arbitration Association Labor and Employment Arbitrators Panel; (2) Judicial Arbitration and Mediation Services, Inc.; or (3) Action Dispute Resolution Services. Any dispute with any party which arises from this Agreement must be submitted to binding arbitration within the applicable statute of limitations prescribed by law. The parties will be permitted to conduct discovery as provided by the California Code of Civil Procedure Section 1283.05. The arbitrator shall, within thirty days of the conclusion of the arbitration, issue a written opinion setting forth the factual and legal bases for his or her decision. Each party shall pay for its own costs and attorney's fees. Notwithstanding the foregoing, in the event of an arbitration, the prevailing party shall be


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          entitled to recover the reasonable costs of pursuing such arbitration, including reasonable attorney's fees, provided that the arbitrator shall have the discretion in its decision to determine that neither party is the prevailing party.

12.  CONTINUING COVENANTS.

     12.1 Concurrently with the execution of this Agreement, Executive has entered into a separate agreement with the Company addressing the protection of the confidentiality of trade secret and confidential information of the Company. It is understood and agreed that Executive's obligations under that agreement are unaffected by this Agreement and such other agreement will remain in full force and effect.

     12.2 Each of the Company and the Executive agrees that he and it shall not make, or cause any other person or entity to make, any disparaging statement, written or oral, to any person or entity (including individuals and private and public entities) regarding the Released Parties and each of them. The Company and Executive may, however, disclose to potential employers of Executive the fact that he was a Company employee and the dates of his tenure and the positions held while a Company employee. The Company will inform each of its directors, executive officers and the supervisor of its human resources department of the Company's obligations under this Section 12.2.

     12.3 At any time following the date the Executive's resignation becomes effective, the Executive shall cooperate with the Company to the extent reasonably necessary and reasonably feasible for Executive taking into account his work and vacation schedules in any litigation or administrative proceedings involving any matters with which the Executive was involved during his employment by the Company provided that the Company agrees that the scope of such cooperation will be reasonable and will not unreasonably interfere with Executive's work or personal time. The Company shall reimburse the Executive for reasonable expenses, if any, incurred in providing such assistance and compensate him at reasonable rates of compensation, which will be mutually agreed to at the time of rendering any such assistance.

13.  PROPER CONSTRUCTION.

     13.1 The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

     13.2 As used in this Agreement, the term "or" shall be deemed to include the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

     13.3 The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

14. COUNTERPARTS; EXECUTION. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one



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


     and the same agreement. A facsimile of an executed copy of this Agreement shall be treated as an original.

15. ENTIRE AGREEMENT. This Agreement is the entire agreement between Executive and the Company and fully supersedes any and all prior agreements or understandings between the parties pertaining to its subject matter.

     PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                  "EXECUTIVE"



                                  _______________________________________
                                  Gary Campanaro, an individual


                                  "COMPANY"
                                  The Keith Companies, Inc.


                                  By:____________________________________

                                       APPROVAL

     By its execution below, Stantec Consulting California Inc. consents to the Company entering into the forgoing Agreement, and in the event that it acquires the Company or merges with Company pursuant to the Merger Agreement agrees that pursuant to Section 10 it will succeed to Company's obligations set forth herein.

Stantec Consulting California Inc.


By: ___________________________


Its: __________________________

                                                                       EXHIBIT A
                                                    FORM OF SUPPLEMENTAL RELEASE

                              SUPPLEMENTAL RELEASE

     THIS SUPPLEMENTAL RELEASE (this "RELEASE") is made and entered into effective this______ day of ______, 2005 by and between Gary Campanaro ("EXECUTIVE"), on the one side, and The Keith Companies, Inc., a California corporation ("TKC" or the "COMPANY"), on the other side.

                                    RECITALS:

A. Executive and Company have entered into that certain Separation and Release Agreement, dated as of July 26, 2005 ("SEPARATION AGREEMENT").

B. Pursuant to the Separation Agreement, as an additional condition to be entitled to payment of the consideration in Section 2.1 of Separation Agreement, Executive has agreed to provide the Company with a release of claims that may have arisen between the date of the Separation Agreement and the date hereof.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Release, intending to be legally bound by the terms of this Release, Executive and the Company agree as follows:

1.  RELEASE

     1.1 In exchange for the accommodations by the Company provided in the Separation Agreement and the mutual obligations set forth in the Separation Agreement, and except for the obligations set forth in the Separation Agreement, Executive knowingly and voluntarily waives and releases all rights and claims, known and unknown, which Executive may have against the Company, and or any of the Company's related or affiliated entities or successors, or any of their current or former officers, directors, managers, employees shareholders or representatives (collectively, the "COMPANY RELEASED PARTIES") arising out of or relating to Executive's Change in Control Agreement, employment or termination of employment with the Company (the "COMPANY RELEASE"), including any and all charges, complaints, claims, liabilities, obligations, promises, agreements, contracts, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any kind, at law, equity or otherwise, whether known or unknown, suspected or unsuspected (collectively, "LIABILITIES"), which Executive has or may have against the Company Released Parties. This Company Release extends to and includes, but is not limited to, claims for employment discrimination, wrongful termination, constructive termination, violation of public policy, breach of any express or implied contract, breach of any implied covenant, fraud, intentional or negligent misrepresentation, emotional distress, or any other claims relating to the Change in Control Agreement, Executive's employment or termination of employment with the Company. This Company Release also includes a release of any claims by Executive under federal, state or local employment laws or regulations, including, but not limited to: (1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000(e), ET. SEQ. (race, color, religion, sex, and national origin discrimination); (2) the Age Discrimination in Employment Act, 29 U.S.C.

          ss.621, ET. SEQ. (age discrimination); (3) Section 1981 of the Civil Rights Act of 1866, 42 U.S.C. s. 1981 (race discrimination); (4) the Equal Pay Act of 1963, 29 U.S.C. s. 206 (equal pay); (5) the California Fair Employment and Housing Act, Cal. Gov't. Code ss. 12900, ET. SEQ. (discrimination, including race, color, national origin, ancestry, disability, medical condition, marital status, sex, sexual or racial harassment and age); (6) the California Labor Code ss. 200, ET. SEQ. (salary, commission, compensation, benefits and other matters); (7) the Fair Labor Standards Act, 29 U.S.C. ss. 201, ET. SEQ. (wage and hour matters, including overtime pay); (8) the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), 42 U.S.C. s. 1395(c) (group health plan matters); (9) Executive Order 11141 (age discrimination); (10) Section 503 of the Rehabilitation Act of 1973, 29 U.S.C. ss. 701, ET. SEQ. (disability discrimination); (11) the Executive Retirement Income Security Act of 1974, 29 U.S.C. ss. 1001, ET. SEQ. (employee benefits); (12) Title I of the Americans with Disabilities Act (disability discrimination); California Labor Code
          s. 132(a) (discrimination based on filing a workers' compensation claim); and (13) any applicable California Industrial Welfare Commission Order (wage matters). However, this release does not waive
          (i) any of the obligations set forth in the Separation Agreement, (ii) any continuing obligation the Company may have to provide indemnification for third party claims arising out of Executive's service as an employee, officer or director of the Company for periods prior to the Effective Time or eligibility for coverage under the terms of any directors and officers liability insurance policy or policies that the Company, in its discretion, may choose to maintain; provided, nothing herein shall obligate the Company to provide such insurance coverage or (iii) any other rights to indemnification or contribution that Executive may have under applicable law with respect to any third-party claim. This Company Release is provided for the benefit of the Company and the Company Representatives and no other party (including, but not limited to, any insurers with contracts of insurance with the Company) shall have any rights or benefits under the Company Release whatsoever.

      1.2 Executive acknowledges that:

          1.2.1 This Release constitutes a voluntary waiver of any and all rights and claims he may have against the Company Released Parties with respect to the matters released by this Release as of the date of the execution of this Release, including rights or claims arising under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 ET. SEQ.;

          1.2.2 Executive has waived rights or claims pursuant to this Release in exchange for consideration;

          1.2.3 Executive acknowledges that he has in fact consulted with an attorney of his choosing concerning this Release prior to executing it;

          1.2.4 Executive has been afforded a period of at least 21 days within which to consider the terms of this Release, and in the event Executive should decide to execute this Release in fewer than 21 days, Executive has done so after consulting with an attorney or with the express understanding that Executive has been given and declined the opportunity to consider this Release for a full 21 days.

          1.2.5 Executive further acknowledges that it has read and understands this Release, that its signature below is truly voluntary, and that it has entered into this Release knowingly and willfully; and

          1.2.6 Executive may revoke this Section 1 at any time during the seven (7) days following the date of execution of this Release, and this Section 1 shall not become effective or enforceable until such revocation period has expired.

      1.3 Executive hereby warrants, represents and agrees that, as a condition of this Release, he expressly releases all rights and claims covered by the Company Release that he knows about as well as those he may not know about as of the date of this Release, except for the obligations set forth in the Separation Agreement. Executive hereby warrants, represents and agrees that he is fully aware of the provisions of California Civil Code Section 1542, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     Executive knowingly and voluntarily waives the provisions of California Civil Code Section 1542, and any other statutes or common law principle of similar effect, as to any and all Liabilities covered by the Company Release, except for the obligations set forth in the Separation Agreement, and further agrees that this waiver is a material aspect of the consideration for the entering into the Separation Agreement by the Company.

2. NON-RELEASE OF FUTURE CLAIMS. This Release does not waive or release any rights or claims that either party may have which arise after the execution hereof or any rights or claims that the Company or Executive may have for a breach of the provisions of this Release or the Separation Agreement. For purposes of clarification, the Release does waive and release known and unknown rights and claims that arise at or prior to the execution hereof as provided in Section 1.3.

3. SUCCESSORS. All of the terms and provisions contained in this Release shall inure to the benefit of and shall be binding upon the parties hereto and there respective heirs, legal representatives, successors and assigns.

4.   SEVERABILITY, GOVERNING LAW AND ARBITRATION.

     4.1 Should any of the provisions in this Release be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Release.

     4.2 This Release is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of California.

     4.3 The Company and the undersigned Employee are WAIVING THE RIGHT TO A JURY TRIAL for all disputes arising under this Release. The parties hereby agree that any dispute under this Release must be submitted for resolution by mandatory, binding arbitration. Both the Company and the Executive shall be precluded from bringing or raising in court or another forum any dispute that was or could have been submitted to binding arbitration. This arbitration requirement DOES NOT apply to claims for workers' compensation benefits, claims arising under ERISA (29 U.S.C. ss. 1001 ET SEQ.) or provisional remedies under California Code of Civil Procedure Section 1281.8. Binding arbitration under this Release shall be conducted in accordance with California Code of Civil Procedure
          Section 1280 ET. SEQ. The arbitration shall be conducted in either Orange County, California before a neutral arbitrator selected by both parties in accordance with California Code of Civil Procedure Section 1281.6. from (1) the American Arbitration Association Labor and Employment Arbitrators Panel; (2) Judicial Arbitration and Mediation Services, Inc.; or (3) Action Dispute Resolution Services. Any dispute with any party which arises from this Release must be submitted to binding arbitration within the applicable statute of limitations prescribed by law. The parties will be permitted to conduct discovery as provided by the California Code of Civil Procedure Section 1283.05. The arbitrator shall, within thirty days of the conclusion of the arbitration, issue a written opinion setting forth the factual and legal bases for his or her decision. Each party shall pay for its own costs and attorney's fees. Notwithstanding the foregoing, in the event of an arbitration, the prevailing party shall be entitled to recover the reasonable costs of pursuing such arbitration, including reasonable attorney's fees, provided that the arbitrator shall have the discretion in its decision to determine that neither party is the prevailing party.

5.   PROPER CONSTRUCTION.

     5.1 The language of all parts of this Release shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

     5.2 As used in this Release, the term "or" shall be deemed to include the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

     5.3 The paragraph headings used in this Release are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

6. COUNTERPARTS; EXECUTION. This Release may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile of an executed copy of this Release shall be treated as an original.

7. ENTIRE AGREEMENT. This Release and the Separation Agreement constitute the entire agreement between Executive and the Company and fully supersedes any and all prior agreements or understandings between the parties pertaining to its subject matter.

PLEASE READ CAREFULLY. THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

     IN WITNESS WHEREOF, the parties hereto have executed this Release the day and year first above written.


                                        "EXECUTIVE"



                                        _______________________________________
                                        Gary Campanaro, an individual


                                        "COMPANY"
                                        The Keith Companies, Inc.


                                        By:____________________________________